Exhibit 10.5

AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

The objectives of the Radiant Systems, Inc. 2005 Long-Term Incentive Plan are to optimize the profitability and growth of the Company through annual and long-term incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company. Such incentive awards may, in the discretion of the Board or Committee, consist of Restricted Stock, Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Stock, or any combination of the foregoing, all as the Board or Committee, in each case, may determine. The Amended and Restated 2005 Long-Term Incentive Plan is effective July 14, 2008 and its amended terms shall apply only to those Awards issued on or after July 14, 2008.

Article 1: Definitions

“Award” means an Incentive Stock Option, a Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, or Phantom Stock granted hereunder.

“Award Agreement” means an agreement entered into between the Company and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Company” means Radiant Systems, Inc.

“Disability” means any permanent and total disability as defined in the Company’s long-term disability plan, and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company; provided that, in the case of an Incentive Stock Option or if the Company does not then maintain a long-term disability plan, “Disability” shall mean permanent and total disability as defined in Code § 22(e)(3), and the date of any such disability shall be deemed to be the day following the last day the Participant performed services for the Company.

“Eligible Employee” means any employee of the Company or one of its Subsidiaries.

“Eligible Individual” means any Eligible Employee or non-employee director of the Company or one of its Subsidiaries.

“Fair Market Value” shall mean, as applicable, (i) the closing sales price of the Company’s common stock on the date in question on the national securities exchange or any nationally recognized quotation system on which the Company’s Stock is principally traded; or (ii) if the Company’s common stock is not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Company’s common stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the grant of the Award concerned. Subject to the foregoing, the Board or the Committee, in fixing the Fair Market Value, shall have full authority and discretion and be fully protected in doing so.

“Incentive Stock Option” means an option that is intended to qualify as, and that satisfies the requirements applicable to, an “Incentive Stock Option” within the meaning of section 422 of the Code. Any Option which does not qualify under section 422 of the Code shall be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option” means an option that is not an Incentive Stock Option.

“Option” means an option to purchase shares of the Company’s common stock, including Restricted Stock, if the Committee so determines, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who has been selected by the Committee to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Phantom Stock” means a deferred compensation award subject to the requirements of Article 6.

“Plan” means this Radiant Systems, Inc. 2005 Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.

“Qualifying Performance Adjustments” shall mean those adjustments to reported financial results required to optimally account for: (a) the impact of intangible assets and related amortization expense, (b) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (c) special charges in connection with mergers and acquisitions, (d) losses from discontinued operations, and (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30. Such adjustments will be at the Committee’s sole discretion in a manner that is equitable, consistent with generally accepted accounting principles, and in accordance with the Company’s accounting practices and conventions as applied in the past.

“Qualifying Performance Goals” shall mean any one or more of the following performance criteria: net income, earnings per share, return on equity, return on assets, operating income and/or total shareholder return. Such criteria may be absolute in their terms, measured against prior year(s) results, or measured against or in relationship to other companies. Such performance criteria may be determined solely by reference to the performance of the Company, a Subsidiary, or a division or unit of either of the foregoing, or based on comparisons of any of the performance measures relative to other companies. These criteria may have a minimum performance standard below which no amount will be paid, a target performance standard and a maximum performance standard above which no additional payments will be made. In all cases, such measures will be on a reported basis, adjusted at the Committee’s sole discretion, as permitted by the terms of this Plan.

“Restricted Stock” means shares of the Company’s common stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable.

“Stock Appreciation Right” means a right granted under Article 3 that entitles the holder to receive cash or common stock of the Company, or a combination of both, with a value equal to the excess of (i) the Fair Market Value of one share of the Company’s common stock on such date of exercise over (ii) the Fair Market Value of one share of the Company’s common stock as of the date of grant (as set forth in the applicable Award Agreement), multiplied by the number of shares covered by the right.

“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if each of the companies (other than the last company in the unbroken chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in the chain.

“Termination” means the termination of employment with the Company or any of its Subsidiaries or the cessation of the provision of services to the Company or any of its Subsidiaries by a non-employee director.

Article 2: General Provisions

Section 2.1 Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing but subject to the terms of the Plan, the Committee shall have the authority and complete discretion to:

(i)	Prescribe, amend and rescind rules and regulations relating to the Plan;

(ii)	Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(iii)	Determine the form and terms of Awards;

(iv)	Determine the number of shares or other consideration subject to Awards under the Plan as provided in Articles 3, 4, 5 and 6 of the Plan;

(v)	Determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code §162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements;

(vi)	Determine whether Awards will be granted singly, in combination, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Company;

(vii)	Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(viii)	Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(ix)	To the extent permitted by Code § 409A, accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award;

(x)	Determine whether a Participant’s Termination from the Company or its Subsidiaries is voluntary and with the written consent of the Company or its Subsidiaries;

(xi)	Authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award;

(xii)	With the consent of the Participant and to the extent permitted by the terms of Code § 409A, adjust the terms of an Award previously granted to the Participant;

(xiii)	Determine when a Participant’s period of employment is deemed to be continued during an approved leave of absence, or whether a Participant has engaged in the operation or management of a business that is in competition with the Company or any of its Subsidiaries;

(xiv)	Determine, upon review of relevant information, the Fair Market Value of the Company’s common stock; and

(xv)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate to officers of the Company or any Subsidiary the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2 Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Company or any Subsidiary or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any Subsidiary shall be eligible to receive Awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted. In determining the eligibility of any Eligible Individual, as well as in determining the Award, the Committee shall consider the position and the responsibilities of the Eligible Individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary and such other factors as the Committee may deem relevant.

Section 2.3 Shares Available under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of the Company’s common stock that may be issued or delivered and as to which Awards may be granted under the Plan shall be 2,500,000. No separate limit shall apply to Incentive Stock Options or to Awards other than Options. The maximum total number of Restricted Stock, Performance Units and Phantom Stock that may be granted at full value shall not exceed 1,000,000 shares. The maximum number of Options or Stock Appreciation Rights that may be granted to any one Employee in any calendar year shall not exceed 250,000.

If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such Award shall again be available for purposes of the Plan.

The shares that may be issued or delivered under the Plan may be authorized but unissued shares. No repurchased shares may be issued or delivered under the Plan.

Section 2.4 Company’s Obligation to Deliver Stock. The obligation of the Company to issue or deliver shares of the Company’s common stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5 Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer) or any Vice President on behalf of the Company and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan and the applicable requirements of Code § 409A. Without consent of the Participant, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the date of grant to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.6 Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Company’s common stock payable in shares of the Company’s common stock, the number of shares of the Company’s common stock then subject to any outstanding Option or by reference to which the amount of any other Award is determined and the number of shares which may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Company’s common stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split, spin-off, combination of shares, merger or consolidation, then there shall be substituted for each share of stock subject to any then outstanding Award and for each share of stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of stock or other securities into which each outstanding share of stock shall be so changed or for which each such share shall be exchangeable.

In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 2.6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Notwithstanding the foregoing, any such adjustment or substitution shall be made in accordance with the requirements of Section 424(a) of the Code and the regulations issued thereunder, whether or not the affected Award is an Incentive Stock Option. If any such adjustment or substitution provided for in this Section 2.6 requires the approval of stockholders in order to enable the Company to grant Incentive Stock Options, then no such adjustment or substitution shall be made without prior stockholder approval.

Article 3: Options and Stock Appreciation Rights

Section 3.1 Grant of Stock Options and Stock Appreciation Rights. The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or to grant both types of Options (but not in tandem). Notwithstanding the above, Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries. The Award Agreement for the grant of each Option shall state whether the Option evidenced thereby is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Committee also shall have the authority, in its discretion, to grant Stock Appreciation Rights.

Section 3.2 Terms and Conditions of Stock Options and Stock Appreciation Rights. Options and Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions:

(A) The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine except that the Option Price shall not, in any event, be less than one hundred percent (100%) of the Fair Market Value per share of the Company’s common stock covered by the Option on the date of grant (or in the case of an Incentive Stock Option granted to an Eligible Employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary (a “Ten Percent Employee”), shall not be less than 110% of such Fair Market Value on the date of grant). For purposes of this Section 3.2(A), a Participant (i) shall be considered as owning not only shares of the stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares of stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

(B) The Option Price shall be payable in full to the Company in any one or more of the following ways, as shall be determined by the Committee to be applicable to, and as set forth in, any such Award:

(i)	in cash; or

(ii)	by tendering, either by actual delivery or by attestation, shares of the Company’s common stock (which have been owned by the Participant for more than six months, which are free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; or

(iii)	by requesting that the Company withhold such number of shares of stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option; or

(iv)	by offset against compensation due or accrued to the Participant for services rendered; or

(v)	provided that a public market for the Company’s stock exists:

(a)	Through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company (and any excess to the Participant); or

(b)	Through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price directly to the Company;

provided, that this form of payment shall only be permitted to be used by a Participant if, and to the extent that, such form does not violate the executive officer loan prohibitions set forth in the Sarbanes Oxley Act of 2002, or any other applicable laws; or

(vi)	by any combination of the foregoing; or

(vii)	by such other method as may be determined by the Committee and set forth in the applicable Award Agreement.

If the Option Price is paid in whole or in part in shares of the Company’s common stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made. When full payment of the Option Price has been made and subject to the restrictions set forth in Article 5, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

(C)	An Option may be exercised at such time as the Option vests or at any time thereafter prior to the time the Option expires in accordance with its terms or otherwise ceases to be outstanding. No Incentive Stock Option shall be exercisable after the expiration of seven years (five years in the case of a Ten Percent Employee) from the date of grant. No Non-Qualified Stock Option shall be exercisable after the expiration of seven years from the date of grant. Subject to this Section 3.2(C), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions (including, without limitation, the achievement of performance criteria) as shall be determined by the Committee, in its discretion, and set forth in the applicable Award Agreement.

(D)	To the extent that the aggregate Fair Market Value of the shares of the Company’s common stock (determined as of the respective date or dates of grant), subject to Incentive Stock Options granted to any employee under the Plan and any other option plan of the Company or any Subsidiary that first become exercisable in any calendar year, including any Incentive Stock Options which become exercisable on an accelerated basis during such year, exceeds the sum of One Hundred Thousand Dollars ($100,000), such excess Options shall be treated as Non-Qualified Stock Options. This Section 3.2(D) shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

(E)	Stock Appreciation Rights shall be exercisable as and to the extent set forth in the applicable Award Agreement. No Stock Appreciation Rights shall be exercisable after the expiration of seven years from the date of grant. Stock Appreciation Rights shall entitle the Participant to receive from the Company on exercise that number of shares of the Company’s common stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of the Company’s common stock on such date of exercise over the Fair Market Value of one share of stock on the date of grant (as set forth in the applicable Award Agreement) multiplied by the number of shares of stock covered by the Stock Appreciation Right exercised. Any shares of stock reserved but not required for such exercise shall be cancelled and shall not be added back into the total shares available for Awards under the Plan. Cash shall be paid in lieu of any fractional shares. The Committee shall have the authority, in its discretion, to determine at the time the applicable Stock Appreciation Right is granted that the obligation of the Company shall be paid in cash rather than in shares of the Company’s common stock, or part in cash and part in shares of stock, and the Award Agreement for such Stock Appreciation Right shall set forth the payment medium determined by the Committee. The date(s) of exercise of Stock Appreciation Rights shall be specified in the applicable Award Agreement, and payment under this Section 3.2(E) shall be made by the Company as soon as practicable after the date of exercise.

(F)	No Option or Stock Appreciation Rights shall be transferable by a Participant other than by will, or if a Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death, and all Options and Stock Appreciation Rights shall be exercisable during the lifetime of a Participant only by the Participant. In the event of the death of a Participant, any Option or Stock Appreciation Right held by such Participant shall be exercisable by the Participant’s personal representatives, heirs or legatees, as provided herein.

(G)	Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant for any reason other than death or Disability, any portion of any Option or Stock Appreciation Right held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option or Stock Appreciation Right held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) three months following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of seven years from the date of grant.

(H)	Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following the Termination of a Participant as a result of death or Disability, any portion of any Option or Stock Appreciation Right held by such Participant which was not exercisable on the date of Termination shall terminate on the date of Termination, and any portion of any Option or Stock Appreciation Right held by such Participant which was exercisable on the date of Termination shall expire upon the earlier to occur of (a) one year following the date of Termination, (b) the date of expiration as set forth in the applicable Award Agreement, or (c) expiration of seven years from the date of grant.

Article 4: Performance Units

Section 4.1 Performance Period and Objectives. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Qualifying Performance Goals to be applicable to grants of Performance Units. The applicable Qualifying Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed. Awards of Performance Units and any adjustments thereto must conform to the requirements applicable to performance-based compensation as described in Code §162(m), to the extent the Committee determines that such requirements apply.

Section 4.2 Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with the Qualifying Performance Goals specified by the Committee, which shall be paid to a Participant as an Award if the relevant Qualifying Performance Goal for the Performance Period is met.

Section 4.3 Significant Event. If during the course of a Performance Period the Committee determines, in its discretion, that (i) a significant event (or events) has occurred (such as, but not limited to, a reorganization of the Company) which the Committee expects to have a substantial effect on a Qualifying Performance Goal applicable to a Performance Unit during such period (a “Significant Event”) or (ii) circumstances make it appropriate that Qualifying Performance Adjustments be made, the Committee may revise such Qualifying Performance Goals and make such Qualifying Performance Adjustments as appropriate; provided that to the extent the Committee has determined that the requirements of Code §162(m) apply to the Award, such Qualifying Performance Adjustments shall be made only if and to the extent permitted by the terms of Code § 162(m); and provided further that the Committee shall not be required to determine that a reorganization involving the Company constitutes a Significant Event.

Section 4.4 Termination. If an Eligible Individual terminates service with the Company or any of its Subsidiaries during a Performance Period because of death, Disability, retirement on or after age 62, or at an earlier age with the consent of the Company, or a Significant Event, as determined by the Committee, that Eligible Individual shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Qualifying Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the Eligible Individual was employed or retained by the Company or any of its Subsidiaries; provided, however, to the extent permitted by Code § 409A, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual terminates service with the Company or any of its Subsidiaries during a Performance Period for any other reason, such Eligible Individual shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

Section 4.5 Award. The Committee shall have the authority, in its discretion, to determine at the time the applicable Performance Unit is granted that the obligation of the Company shall be paid in cash, in shares of the Company’s common stock, or part in cash and part in shares of stock, and the Award Agreement for such Performance Unit shall set forth the payment medium determined by the Committee. Each Performance Unit shall be paid either as a lump sum payment or in annual installments, as the Committee shall determine, at the time of grant of the Performance Unit or otherwise (to the extent permitted by Code § 409A), commencing as soon as practicable after the end of the relevant Performance Period.

Article 5: Restricted Stock

Section 5.1 Award. Restricted Stock may be received by an Eligible Individual as an Award. Restricted Stock may but need not be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such Qualifying Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”), consistent with any requirements of Code §162(m) that the Committee determines to be applicable. The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The language regarding the achievement of Qualifying Performance Goals is intended to permit the Company to bring these Awards within the requirements of the general rule for the performance-based compensation exception to the limit on deductible compensation under Code §162(m).

Section 5.2 Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by an Eligible Individual shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

Section 5.3 Termination. Except as otherwise provided in Section 5.2 above, if an Eligible Individual terminates employment or service with the Company or any of its Subsidiaries for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Company. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

Section 5.4 Restricted Stock Certificates. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

Section 5.5 Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of stock that are similarly restricted.

Article 6: Phantom Stock

Section 6.1 Award. The Committee shall have authority, in its discretion, to grant to an Eligible Individual an award of Phantom Stock, the value of which is related to the value of the Company’s common stock.

Section 6.2 Value. An Award of Phantom Stock shall entitle the Participant to receive from the Company cash and/or shares of the Company’s common stock having an aggregate fair market value equal to the Fair Market Value of a share of the Company’s common stock on such date, or to the extent permitted by the terms of Code § 409A, upon the occurrence of one or more events, as may be specified in the Award Agreement for any Phantom Stock.

Section 6.3 Termination. If the Participant is Terminated for any reason prior to the vesting of the Phantom Stock Award, the Participant’s rights with respect to the Phantom Stock will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock.

Article 7: Certificates for Awards of Stock

Section 7.1 Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of the Company’s common stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of the Company’s common stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of stock to an account maintained by the Company in the name of such Participant, which account may be an account maintained by the Company for such Participant under any dividend reinvestment program offered by the Company.

Section 7.2 Compliance with Laws and Regulations. The Company shall not be required to issue or deliver any certificates for shares of stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Company’s common stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3 Restrictions. All certificates for shares of the Company’s common stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Company’s common stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of the Company’s common stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Section 7.4 Rights of Stockholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of the Company’s common stock shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Eligible Individual awarded an Option, a Stock Appreciation Right or Phantom Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Company in the name of such Eligible Individual.

Article 8: Change in Control Event

Section 8.1 The following acceleration provisions shall apply on the occurrence of a Change in Control Event as defined in this Section 8.1:

(a)	On the occurrence of a Change in Control Event as defined in paragraph (b) of this Section 8.1:

(i)	any Stock Appreciation Rights and any Options awarded under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested;

(ii)	the restrictions and deferral limitations applicable to any Restricted Stock Award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

(iii)	the rights to receive any Participant thereafter terminates his or her position with the Company prior to the end of the applicable Performance Period.

(b)	For purposes of paragraph (a) of this Section 8.1, a “Change in Control Event” shall be as defined in Code §409A and Section IV.B of IRS Notice 2005-1 (as such rules shall be amended and further explained from time to time). Those rules generally provide as set forth below. In the event of any conflict between the rules and the provisions set forth below, the rules shall govern.

(i)	Change in Ownership. The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-12(b)) (a “Person”) of ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the company, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company. An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii)	Change in Effective Control. (1) The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-13(d)) (a “Person”) during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or (2) the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this paragraph, the term Company shall be as defined in IRS Notice 2005-1, Q&A-11 and -13.

(iii)	A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” or “Change in Ownership of a Substantial Portion of the Company’s Assets.” If any one Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person is not considered to cause a change in the effective control of the Company (or to cause a “Change in Ownership” of the Company within the meaning of paragraph (i) above.

(iv)	Change in Ownership of a Substantial Portion of Assets. The acquisition by any individual, entity or group (within the meaning of IRS Notice 2005-1, Q&A-14(c)) (a “Person”) during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No Change in Control Event shall be deemed to have occurred in the event of a transfer to a person or entity as described in IRS Notice 2005-1, Q&A-14(b).

Article 9: Miscellaneous

Section 9.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Company or any Subsidiary or to continue to be retained to provide services to the Company or any Subsidiary as a non-employee director or interfere in any way with the rights of the Company or any Subsidiary to terminate a Participant at any time. Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary (except to the extent expressly provided in such employment contract), and accordingly, subject to the provisions of Section 9.2 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments (except to the extent expressly provided in the applicable Participant’s employment contract).

Section 9.2 Amendment. The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan are hereby specifically reserved to the Board; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Company; and provided further that no such alteration or amendment of the Plan shall, without prior stockholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s common stock is traded. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange or shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. No alteration, amendment, revocation or termination of the Plan or suspension of any Award shall, without the written consent of the holder of an Award theretofore granted under the Plan, adversely affect the rights of such holder with respect to such Award.

Section 9.3 Key Employees. In the case of any payment due as a result of separation of service to a Participant who is or becomes a “Key Employee” (as defined in Code §416(i) without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the Participant), in accordance with Code §409A.

Section 9.4 Acceleration of Payment. In no event may the time or schedule of any payment under the Plan be accelerated by the Participant, the Committee or any other person except if and to the extent permitted by Code §409A.

Section 9.5 Deferrals. The Committee may, subject to the requirements of Code §409A, permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the exercise of an Option or Stock Appreciation Rights, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units or Phantom Stock. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals that comply with the requirements of Code §409A.

Section 9.6 Employees Based Outside Of The United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

(i) Determine which employees employed outside the United States are eligible to participate in the Plan;

(ii) To the extent permitted by the applicable provisions of Code Sections 409A or 422, modify the terms and conditions of any Award granted to employees who are employed outside the United States; and

(iii) To the extent consistent with the applicable requirements of Code Sections 409A or 422, establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 9.3 by the Board or the Committee shall be attached to this Plan document as Appendices.

Section 9.7 Effective Date and Duration of Plan. The effective date and date of adoption of the Plan shall be April 25, 2005 (the “Effective Date”), the date of adoption of the Plan by the Board. If shareholder approval is required by applicable law, no Award granted under the Plan may be exercised, and no Restricted Stock or shares shall be issued under the Plan, until the Plan is approved. If stockholder approval is not obtained within twelve (12) months after the Plan’s effective date, then all Options previously granted under this Plan shall constitute Non-Qualified Stock Options, regardless of any stated intent that such Options be Incentive Stock Options. No Award may be granted under the Plan subsequent to April 24, 2015.

Section 9.8 Unfunded Status of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 9.9 Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military or government service, illness, temporary disability or other reasons approved by a duly authorized officer of the Company shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds 90 days, such Option shall be deemed a Non-Qualified Stock Option unless the Eligible Individual’s right to reemployment with the Company or a Subsidiary following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Section 9.10 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 9.11 Tax Withholding. Whenever the Company proposes or is required to distribute shares of the Company’s common stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Section 9.12 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under any other plan of the Company unless provided otherwise in such other plan or the Company determines to do so.

Section 9.13 Successors and Assigns. The terms of the Plan shall be binding upon the Company and its successors and assigns.

Section 9.14 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 9.15 Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 9.16 General. The granting of an Award shall impose no obligation upon the Participant to exercise such Award. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to “Section”, “paragraph” or “subparagraph” shall mean the appropriately numbered Section, paragraph or subparagraph of the Plan except where reference is made to the Code or any other specified law or instrument. Any reference herein to “compliance with the requirements of Code Sections 409A or 422” or “to the extent permitted by Code Sections 409A or 422” or words of similar import shall be interpreted to mean: (i) in the case of any reference to Code Section 409A, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be ,in such a manner that no additional income tax is imposed on a Participant pursuant to Code Section 409A(1)(a); and (ii) in the case of any reference to Code Section 422, application of the terms of the Plan or any Award or administration of the Plan or any Award, as the case may be, in such a manner that no Option that was at time of grant intended to constitute an ISO ceases to meet the eligibility criteria of Code Section 422.